UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Commerce Street, Nashville, TN  37023
(Address of principal executive offices)
(Zip Code)
(615) 622-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 3.02.    Unregistered Sales of Equity Securities.

On July 1, 2022, AllianceBernstein Holding L.P. (“AB Holding”) and AllianceBernstein L.P. (“AB” and together with AB Holding, the “AB Parties”) completed their previously announced acquisition of 100% of the equity interests of CarVal Investors, L.P. (the “Acquisition”) held by West End Management, L.P. (f/k/a CarVal Investors Management L.P.) (“CIM”) and West End Governance, LLC (f/k/a CarVal Investors Governance, LLC) (“CIG”, together with CIM, the “CarVal Group”). In connection with the Acquisition, AB Holding issued a total of 3,194,784 units representing assignments of beneficial ownership of limited partnership interests in AB Holding (“AB Holding Units”) to CIM and CIG. The number of AB Holding Units issued upon completion of the Acquisition was based on a price per unit equal to $43.7348. AB Holding contributed its acquired interests in CarVal Investors L.P. to AB and, in exchange for such contribution, AB issued 3,194,784 units of limited partnership in AB (the “AB Units”) to AB Holding. The issuance of the AB Units in the Acquisition was exempt from the registration requirements of the Securities Act of 1933, as amended because such issuance did not involve a public offering.

Item 8.01.    Other Events.

A news release (“Carval Release”) relating to the closing of the Acquisition is attached hereto Exhibit 99.01.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.01    CarVal Release.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: July 1, 2022	By:	/s/ David M. Lesser
David M. Lesser Corporate Secretary